Exhibit 10.2

AMENDMENT

TO THE

WYETH 2002 STOCK INCENTIVE PLAN

WYETH 1999 STOCK INCENTIVE PLAN

WYETH 1996 STOCK INCENTIVE PLAN

Effective as of September 27, 2007, the Wyeth 2002 Stock Incentive Plan, the Wyeth 1999 Stock Incentive Plan and the Wyeth 1996 Stock Incentive Plan were amended as follows:

Section 8 was amended to read in its entirety as follows:

Section 8. Adjustment in Event of Change in Stock. Subject to Section 9, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall adjust in the manner determined by the Committee in its sole discretion to be appropriate (i) the number and kind of shares available for issuance under the Plan, (ii) the number, kind and Option Price of shares subject to outstanding Options and Stock Appreciation Rights and/or (iii) the number and kind of shares subject to outstanding Restricted Stock awards; provided, however, that, except in the case of incentive stock options, the number, kind and Option Price of shares subject to outstanding Options and Stock Appreciation Rights shall be adjusted in the manner described in Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations; provided, further, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Participant’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 8, any new shares or units issued to the Participant in respect thereof shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made.

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